SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

               ______________________________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

            ____________________________________



Date of report (Date of earliest event reported):
December 31, 1998


                   CARDIAC SCIENCE, INC.

     (Exact Name of Registrant as Specified in Charter)



       Delaware                               0-19567
                     33-045681
(State or Other Juris-               (Commission File
No.)              (IRS Employer
diction of Incorporation)
                 Identification No.)


  1176 Main Street, Suite C, Irvine, CA
                  92614
(Address of Principal Executive Offices)
               (Zip Code)


Registrant's telephone number, including area code:
(949) 587-0357


                                         N/A

      (Former Name or Former Address, if Changed Since
Last Report)


ITEM 2.        Acquisition or Disposition of Assets.

       On December 31, 1998, Innovative Physician
Services, Inc. (d/b/a Diagnostic Monitoring) ("IPS"), a wholly-owned subsidiary of Cardiac Science, Inc. (the
"Company"), completed the sale (the "Sale") of substantially all of its assets (the "Assets") to Biosensor
Corporation ("Biosensor"), a Minnesota corporation, pursuant to an Agreement for Purchase and Sale of Assets
(the "Purchase Agreement"), dated December 31, 1998, between Biosensor and IPS.

       IPS received, in consideration of the Sale, 1,440,000 shares of common stock of Biosensor, subject to a post-closing adjustment based on the Net Book Value of the Business (each as defined in the Purchase
Agreement). In addition, Biosensor assumed certain liabilities amounting to approximately $110,000 as of November 30, 1998.

       Reference is made to the Purchase Agreement, a copy of which is attached hereto as Exhibit 1 and which is hereby incorporated by reference, for a more complete description of the Sale.

ITEM 7.        Financial Statements, Pro Forma Financial
Information and Exhibits

               Exhibits:

               1.     Purchase Agreement

                         Signatures:

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





CARDIAC SCIENCE, INC.



By:  /s/ Raymond W. Cohen
    Raymond W. Cohen
    President




Date:  January 12, 1999

EXHIBIT 1


AGREEMENT FOR PURCHASE AND SALE OF
ASSETS

BETWEEN

INNOVATIVE PHYSICIAN SERVICES, INC. (DBA
DIAGNOSTIC MONITORING),

AND

BIOSENSOR CORPORATION



DATED DECEMBER  31, 1998

       Schedule 1.1.6                Records Transferred
       Schedule 2.1                  Assumed Liabilities
       Schedule 4.3(i)               Real Property
       Schedule 4.3(ii)              Executory Contracts
       Schedule 4.3(iii)             Intangible Property
                              Rights
       Schedule 4.3(iv)              Permits
       Schedule 4.3(v)               Contracts,
                              Agreements, Leases
                              Requiring Consent
       Schedule 4.3(vi)              Personal Property
       Schedule 4.3(vii)             Inventory
       Schedule 4.3(viii)            Accounts Receivable
       Schedule 4.3(ix)              Accounts Payable
and Accrued Expenses
       Schedule 4.3(x)               Equipment
       Schedule 4.13                 Environmental
                              Matters
       Schedule 5.5                  Capitalization

                      LIST OF EXHIBITS


               Exhibit  A                          Condensed
Balance Sheet

             AGREEMENT FOR THE PURCHASE AND SALE
OF ASSETS


       This Agreement for Purchase and Sale of Assets is made December 31, 1998 by and between Innovative
Physician Services, Inc. (DBA Diagnostic Monitoring), a
Nevada corporation (Seller), and Biosensor Corporation, a Minnesota corporation (Purchaser).

                      RECITALS:

       A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, a product line
           (collectively, the Product Line) consisting of certain assets and operations conducted on the date hereof by Seller under the name
           Diagnostic Monitoring(including, without limitation, the distribution of certain medical monitoring devices).


       NOW, THEREFORE, in consideration of the
       premises, the respective covenants and
       commitments of Seller and Purchaser set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

       1.0.  Purchase and Sale of Assets

       1.1   Assets:   In reliance on the representations,
       warranties and covenants contained in this Agreement, on the Closing Date, but with effect as and from 11:59:00 p.m. local time in Columbia, S.C. on December 31, 1998, Seller shall sell, assign, deliver and transfer to Purchaser, and Purchaser agrees to purchase and acquire from Seller, free and clear of all Encumbrances and on the terms and subject to the conditions set forth in this Agreement, those certain assets set forth below in this Section 1.1, and including those assets identified on Schedules prepared in accordance with Section 4.3, owned by Seller and used in the manufacture and distribution of the Product Line distributed by Seller under the name
       Diagnostic Monitoring (the Assets). The parties acknowledge that the Assets totaled approximately
       $251,000 on November 30,1998.

       1.1.1.  Inventories, Purchase Contracts. All
       inventories of supplies, raw materials, parts, finished goods, work-in-process, product labels and packaging materials, all third party manufacturers warranties applicable to the inventories, all orders or contracts for the purchase of inventories, raw materials, parts, or supplies ordered by Seller in the ordinary course of business under the name Diagnostic Monitoring prior to the Closing Date;
       1.1.2.   Machinery, Tooling. All machinery,
       equipment, fixtures and other fixed assets used by Seller in manufacturing, procuring, testing or distributing the Product Line.

       1.1.3.  Engineering and Production Data.  All
       blueprints, drawings, forms, raw material specifications, manufacturing specifications, quality assurance specifications, engineering data, production data, development data, design data, formulae, plans, and other data owned by Seller and used in connection with the Product Line, whether such properties are located on the site at which business is being conducted or on the business premises of Sellers suppliers;

       1.1.4   Executory Contracts.   To the extent
       assignable, all executory licenses, contracts, agreements, sales orders, purchase orders and commitments relating to the Product Line including, without limitation, those listed on
       Schedule 4.3(ii) and (v) to this Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business, excluding, however, all facility leases;

       1.1.5.  Intangible Property Rights.   All intangible
       property rights used in connection with the Product Line, including patents, patent applications, copyrights, copyright applications, trade names (including the name Diagnostic
       Monitoring and any and all other names similar to the foregoing), trade dress, goodwill, trademarks or service marks, registered or unregistered and applications therefor, logos, processes, computer programs and software, inventions, trade secrets, discoveries, improvements, drawings, designs, patterns, know-how, manufacturing standards and procedures, computer software, data bases, product names, Web page, internet domain names and other intellectual property rights listed on
       Schedule 4.3 (iii) to this Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business (collectively, the Intangible Property Rights);

       1.1.6.   Books and Records.   Originals (or, where
       appropriate, copies) of all books, accounting records, records and other documents and information relating to the Assets and the Product
       Line as specified on Schedule 1.1.6, including, without limitation, all customer, prospect, dealer and distributor lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, commission records, correspondence, outstanding proposals, product data, price lists, product demonstrations, quotes and bids, catalogues and brochures of every kind and nature;

       1.1.7.  Accounts Receivable.   All accounts
       receivable owing to Seller on the Closing Date, as a result of sales of the Product Line prior to the Closing Date, listed on Schedule 4.3 (viii) to this
       Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business (collectively, the Accounts Receivables);

       1.1.8.   Telephone Listings.   Sellers current
       telephone listings for Diagnostic Monitoring and the right to use the telephone numbers currently being used at the principal offices and at any sales, warehouse, or distribution facilities of the Product Line;

       1.1.9.  Permits.   To the extent assignable, all
       permits, licenses and other approvals (including
       Food and Drug Administration approvals) relating to the Product Line as listed on Schedule 4.3(iv) to this Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business;

       1.1.10.  Prepaid Expenses and Deposits.   All
       prepaid expenses and deposits required for the operation of the Product Line or relating to the Assets;

       1.1.11.  Goodwill.   All goodwill associated with
       or attributable to the Product line;

       1.1.12. Claims.   All of the Sellers right, title and
       interest to claims and causes of action relating to the Assets or the Product Line;

       1.1.13.  Rights.   Seller's rights under all supply
       agreements, customer agreements, licenses, and other contracts relating to Diagnostic Monitoring to which it is a party; but not including any facility leases;

       1.1.14 Other. All other assets that are related to or used in connection with Seller's business and that are owned by Seller, or by any affiliate of Seller.

       1.2 Excluded Assets. Assets do not include any books and records of account of Seller, cash, and personal property or equipment other than those identified on Schedules 1.1.6 and 4.3(x).

       2.0    Assumption of Liabilities.

       2.1   Obligations to be Assumed by Purchaser.
       Purchaser agrees to assume and to pay, perform and discharge in accordance with their respective terms, from and after the Closing Date, each of the following obligations or commitments of Seller
       (the Assumed Liabilities):(A) trade accounts payable and accrued expenses incurred in the normal course of business and directly associated with the Product Line sold under the name
       Diagnostic Monitoring (excluding employment and travel expenses incurred by Victor Bravo through the Closing Date), to be agreed upon by Purchaser and Seller prior to Closing and a complete schedule of which is attached as Schedule 2.1, and
       (B) warranty obligations accrued in the ordinary course of business for Seller, but solely with respect to 1/0 board patient recorders which have been sold or delivered prior to the Closing Date, but only if and to the extent the same have not been paid or discharged prior to the Closing Date.
       The parties acknowledge that the foregoing liabilities and obligations, excluding warranty obligations, if any, referred to in (B) above, totaled approximately $110,000 as of November
       30, 1998.  Assets less Assumed Liabilities (Net
       Book Value) shall  not be less than $100,000.
       Any special obligations or liabilities, if any, to employees, or ex-employees of Seller are not assumed by Purchaser.

       The assumption by Purchaser of the Assumed
       Liabilities shall not enlarge any rights of any person under contracts or arrangements with Seller.

       Nothing contained herein shall prevent Purchaser from contesting in good faith any of the Assumed
       Liabilities with any third party obligee.

       3.0   Purchase Price.

       The purchase price for the Assets shall equal the aggregate of (i) the Assumed Liabilities, and (ii)
       1,440,000 shares of common stock of Purchaser
       (this amount represents the Initial Purchase Price), subject to the post closing adjustments provided in
       Section 3.1.  On the Closing Date, Purchaser shall
       (I) assume the Assumed Liabilities, and (II) issue to Seller 1,440,000 shares of its common stock.
       Seller acknowledges that Purchaser has proposed a one share for six reverse stock split that is pending shareholder approval, and upon approval of same the consideration hereunder shall represent
       240,000 shares, all as described in Purchasers
       Preliminary Proxy Statement filed with the Securities and Exchange Commission on
       December 4, 1998. Following the reverse stock split (A) there will be a total of approximately
       3,125,000 shares of Purchasers common stock outstanding, (B) no preferred stock issued and outstanding, and (C) options, warrants, convertible securities and other commitments for an additional
       13,750 shares of its common stock outstanding.
       Seller acknowledges that the most recent price paid by new investors of Purchasers common stock was in May of 1998, and was the equivalent of $2.08 per share (on a post-reverse stock split basis).

       3.1  Post Closing Adjustment.  The Initial
       Purchase Price is based on the assumption that the Net Book Value of the Business will be at least
       $100,000 as of the Closing Date.  Within twenty
       (20) days after the Closing Date, Seller shall cause to be prepared and delivered to Purchaser an unaudited list of Assets and Assumed Liabilities for the Product Line as of the close of business on the Closing Date (the Closing Balance Sheet) and a computation of the Net Book Value of the Product Line as of the Closing Date. The Closing
       Balance Sheet shall be prepared in conformity with generally accepted accounting principles (GAAP), applied on a basis consistent with Sellers Financial
       Statements and shall present fairly the Assets and Assumed Liabilities of Seller as of that date;
       provided that there shall not be included in the Closing Balance Sheet any asset which is an Excluded Asset.

       Within ten (10) days after the delivery of the Closing Balance Sheet, Purchaser may notify
       Seller in writing of any objections or changes to the Closing Balance Sheet or computation of Net
       Book Value, specifying in reasonable detail any such objections or changes, and the parties shall attempt in good faith to resolve any such dispute.
       If the parties cannot resolve such dispute within a period of twenty (20) days commencing from Sellers receipt of the Purchasers notification, the parties shall submit the matter to McGladrey
       Pullen, LLP (the Accountant) whose decision with respect to the disputed matter shall be binding on the parties. The prevailing party shall be entitled to receive from the other party its costs and expenses, including reasonable attorneys fees in connection with its objection or defense to the calculation of Net Book Value. The fees and expenses of the Accountant shall be paid by the party against whom a decision is rendered. The prevailing party shall be the party whose proposed
       Net Book Value is closest to the Net Book Value finally determined by the Accountant.

       If the Net Book Value as of the Closing Date, as finally determined as provided in this Section 3.1, is less than $100,000, the Seller shall pay to Purchaser the amount of the deficit in cash; and if the Net Book Value is greater than $100,000, Purchaser shall pay to Seller the amount of the excess in additional shares of common stock based on a pre-reverse split value of $0.3472 per share, not to exceed 210,000 additional shares (or 35,000 shares post reverse stock split).

       3.2  Unregistered Shares    All shares of common
       stock of the Purchaser issued to the Seller will not have been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that (i) this transaction is exempt under the Act and such shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering, and (ii) in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for the exemption would not be present , if, notwithstanding the forgoing, the Seller has a present intention to dispose of such shares or any portion thereof.

       3.3  Piggyback Registration Rights   All of the
       shares of common stock of the Purchaser issued to the Seller shall have "piggy back" registration rights to be included in the next registration statement filed by the Purchaser with the Securities and Exchange Commission. Purchaser has a current intention to file an S-4 Registration
       Statement during the first calendar quarter of 1999, but no assurance can be given that any Registration Statement will be filed, or if filed, whether it will become effective. If registered under the Act, Sellers shares of Purchasers stock shall also be registered under such state securities laws as Seller may reasonably request.

       3.4   Sellers Reliance on Purchasers Financial and
       Other Information Publicly on File.    In
       determining the value of the securities to be issued in exchange for the Assets purchased, Seller acknowledges that it is relying solely on the financial and other information regarding the Purchasers financial condition, operating results and business and other matters that is on file with the Securities and Exchange Commission (Forms
       10-KSB, 10-QSB, 8-K and Preliminary Proxy
       Statements). Such financial information has been prepared in accordance with GAAP, is audited where appropriate, and to the best of the Purchasers belief is current as regards SEC filing requirements. Seller further acknowledges that
       Purchaser has not made and is not making any representations or warranties with respect to itself other than as expressly set forth in this Agreement and for the information contained in its materials filed with the Securities and Exchange
       Commission.

       4.0   Representations and Warranties of Seller.

       As a material inducement to Purchaser to enter into this Agreement and with the understanding that Purchaser will be relying thereon in consummating the transactions contemplated by this Agreement, Seller represents and warrants to Purchaser as follows:

       4.1 Corporate Authorization. Seller has full corporate power and authority to enter into this Agreement and to sell the Assets and the Product
       Line in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Seller, and all other agreements or instruments to be executed by Seller pursuant to this Agreement, have been duly and effectively authorized by its board of directors and its sole shareholder, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements or instruments will constitute, the legal, valid and binding obligations of Seller and Cardiac Science, Inc. (CSI), enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

       4.2   No Liens or Encumbrances.   Seller has, and
       on the Closing Date will transfer and convey to Purchaser, good, marketable and insurable title to the Assets, and, except as set forth in this Agreement and the Schedules hereto, the Assets shall be free and clear of all mortgages, liens, claims, charges, encumbrances, leases, security interests, pledges, and title retention agreements of any kind or nature (collectively, Encumbrances)

       4.3 Schedules. Each of the following schedules, which have been furnished to Purchaser by Seller and which are incorporated into this Agreement by reference, is complete and the information contained in the schedules is correct in all material respects as of the date of this Agreement:

           Schedule 4.3(i)  This Schedule contains a
           description of each lease of real property of Seller with respect to the Product Line.
           Schedule 4.3(ii)  This Schedule lists the
           following executory agreements, whether oral or written, to which Seller is a party, that relate to the Product Line:

           (1) Each contract with any dealer, distributor, broker, agent or sales representative;
           (2)  Each contract, agreement, or commitment
           for delivery by Seller of its products or services for more than $___________ or over a period of more than thirty (30) days from the date of this Agreement.

           Schedule 4.3(iii):  This Schedule lists all
           Intangible Property Rights owned by Seller and used or useful in the manufacture and distribution of the Product Line.

           Schedule 4.3(iv):  This Schedule lists all
           permits, licenses and other approvals
           (including Food and Drug Administration
           approvals) and authorizations including, without limitation, those required under the Environmental Laws, issued to the Seller related to the Product Line, and sets forth the title, issuing agency and expiration date thereof.

           Schedule 4.3(v):  This Schedule lists all
           contracts, agreements, leases, documents, permits, and licenses relating to the Product
           Line required to be listed on any of the Schedules described in this Section 4.3
           (including governmental and regulatory bodies and agencies) requiring the consent or approval of a third party to Sellers sale or assignment and Purchasers assumption of such contracts, agreements, leases, documents, permits and licenses on the Closing Date.

           Schedule 4.3(vi):  This Schedule lists all
           personal property owned by any third party
           (whether a customer, supplier or other person) relating to the operation of the business of the Product Line for which the Seller is responsible.

           Schedule 4.3(vii):  This Schedule lists all
           inventory relating to the Product Line which will include cost, location and item.

           Schedule 4.3(viii):This Schedule lists all trade accounts receivable relating to the Product
           Line which will include customer name,
           invoice number, and amount due.

           Schedule 4.3(ix):  This Schedule will list all
           accounts payable and accrued expenses relating to the Product Line which will include vendor name, invoice number and amount due.

           Schedule 4.3(x):  This Schedule will list all
           equipment relating to the Product Line which will include a brief description, cost and location.

       4.4   Seller as an Investor in the Purchaser's
       Securities   Seller acknowledges that in accepting
       Purchaser's common stock as payment for the Assets, Seller becomes an investor in the common stock of the Purchaser, and in that capacity Seller represents and warrants to and with Purchaser as follows:

           4.4.1   High Degree of Risk   Seller
           acknowledges that investment in Purchasers stock is speculative and involves a high degree of risk and the possible loss of its entire investment.

           4.4.2   Review of Available Financial
           Information   Seller is familiar with the
           operations of the Purchaser, has evaluated the merits and risks of this transaction, has made its independent judgment as to the value of the securities to be issued in exchange for the Assets purchased by reviewing the financial and other information regarding the Purchaser that is publicly available and on file with the Securities and Exchange Commission (Forms
           10-KSB, 10-QSB, 8-K and Preliminary Proxy
           Statements). Seller has had the opportunity to request additional information and to ask questions and receive answers concerning the business operations of Purchaser, and is satisfied with the results of it investigation of the Purchaser.

           4.4.3   Acquired Shares for Investment   Seller
           is acquiring the Purchaser's shares in good faith for the purpose of investment in the Purchaser and not for the purpose of distributing or publicly selling the shares to others, reselling, assigning, pledging or hypothecating the shares, or dividing its participation in ownership of the shares with others, except that Seller may transfer the shares to its parent company, CSI.

           4.4.4.  Unregistered Shares.   Seller
           understands and acknowledges that it has been advised by the Purchaser that shares of the common stock of Purchaser will not have been registered under the Act, on the basis that (i) this transaction is exempt under the Act and the shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering, and (ii) in the view of the Securities and Exchange
           Commission (the "SEC"), the statutory basis for the exemption would not be present , if, notwithstanding the forgoing, the Seller has a present intention to dispose of such shares or any portion thereof. Seller acknowledges that the Purchaser is relying on the statutory exemption from the registration requirements under the Minnesota Securities Act, basing its reliance in part on the Seller's representations set forth in this agreement.

           4.4.5. [Intentionally Omitted]

           4.4.6.  No Assurance of Liquidity   Seller
           recognizes that the Purchaser may not comply in the future with the requirements which would permit it to sell the shares of Purchaser pursuant to Rule 144. As such, Seller agrees that such shares may have to be held for an indeterminate period of time. Seller understands that the certificates representing the shares shall be stamped with a legend in substantially the following form:

           "The shares of common stock
           represented by this certificate have
           not been registered under the
           Securities Act of 1933 or under
           applicable state securities laws and
           may not be sold, transferred, or
           pledged in the absence of such
           registration, unless pursuant to an
           exemption from the registration
           requirements of the Securities Act
           of 1933 and applicable state
           securities laws.  The Company
           reserves the right to require on
           opinion of counsel satisfactory to it
           before effecting any transfer of the
           shares."

Purchasers shares cannot be expected to be readily liquidated, if at all. Seller is aware that there is currently a very limited public market for the shares of Purchaser and that there is no assurance that a more liquid market will develop.

4.4.7  Forward Looking Statements Not Indicative   Seller
acknowledges that the available financial statements and forecasts cannot be relied upon as an indication of future results. Future operations of Purchaser will be dependent, in part, on the market acceptance of its products, "Health Care Reform" legislation, health insurance reimbursement policies, the status of the economy and its effect on the market for diagnostic health care products, competition, changes in demographic characteristics of the market or shifts in emphasis regarding health care, and on management's ability to control operating expenses. Many of these factors cannot be controlled by Purchaser. No representation had been made that actual results of operations will conform to historical results or forecasted results.

   4.5   Lawsuits; Proceedings; Etc.   Seller is not
   engaged in any legal action or other proceedings before any court or administrative agency. Seller is not a party to any action or proceeding, nor has Seller been threatened with any such action or proceeding, nor, to the Knowledge of Seller, does there exist any basis therefor, which will or could have a material adverse effect on the condition, financial or otherwise, of the Assets or the Product Line. No order, writ, injunction or decree has been issued by, or requested of, any court or governmental agency which does or may result in any material adverse change in the Assets or in the selling or servicing of the Product
   Line.

   4.6   Assets.   All of the tangible Assets, whether or
   not reflected on the Balance Sheet, are being acquired by Purchaser on an as-is, where is basis. Except as otherwise set forth in this Agreement, SELLER
   MAKES NO WARRANTIES, EXPRESS OR
   IMPLIED, WITH RESPECT TO ANY SUCH
   ASSETS ACQUIRED BY PURCHASER
   HEREUNDER, INCLUDING, BUT NOT LIMITED
   TO, WARRANTIES OF MERCHANTABILITY OR
   FITNESS FOR A PARTICULAR PURPOSE.  The
   Assets constitute all of the operating assets and properties that have been used by Seller in the manufacturing and distribution of the Product Line and comprise all those properties, assets and rights of Seller necessary to operate the Product Line under the name Diagnostic Monitoring in the ordinary course of business.

   4.7 Inventory:   All inventories reflected on Schedule
   4.3 (vii) are stated at the lower of cost or market value determined using the first-in, first-out (FIFO) method of accounting. All inventories reflected on such Schedule shall be stated at the lower of cost or market determined using the FIFO method of accounting. All inventories reflected on such Schedule are used in the manufacture and distribution of the Product Line, regularly offered from current price lists. All inventories are being acquired by Purchaser on an as-is, where is basis. Except as otherwise set forth in this Agreement, SELLER
   MAKES NO WARRANTIES, EXPRESS OR
   IMPLIED, WITH RESPECT TO ANY
   INVENTORIES, WORK IN PROGRESS OR RAW
   MATERIALS ACQUIRED BY PURCHASER
   HEREUNDER, INCLUDING, BUT NOT LIMITED
   TO, WARRANTIES OF MERCHANTABILITY OR
   FITNESS FOR A PARTICULAR PURPOSE.

   4.8  Compliance with Laws; Permits.   Seller has
   complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject in connection with the operation of the Product Line under the name
   Diagnostic Monitoring. Seller has not received any notice to the effect that, or otherwise been advised that, Seller is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings as they might relate to any manner whatsoever to the Product Line.

   4.9   Intangible Properties.   The Intangible Property
   Rights listed on Schedule 4.3 (iii) to this Agreement are all those used by or useful to the Product Line and are valid and in full force and effect. All patents, copyrights and trademarks have been duly registered or filed in the United States Patent and Trademark
   Office, and such registrations have been properly maintained and renewed in accordance with all applicable laws, rules and regulations.

   Seller has good and marketable title to and owns or exclusively holds all rights to use, free and clear of all liens, claims, restrictions, and infringements, the Intangible Property Rights. The Intangible Property Rights are valid, subsisting, enforceable and in full force and effect. There is no infringement or other adverse claim pending against any of the Intangible Property Rights. In connection with the operation of the Business, Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise with respect to third-party patents, trademarks, copyrights or other intellectual property in connection with the conduct of the Business.

   4.10   Changes in Customers or Suppliers.   Seller has
   not received any notice that any major customer or supplier of the Product Line intends to terminate, limit or reduce its business relations with Seller either currently or following the consummation of the transactions contemplated by this Agreement. No customer or supplier which was material to the Product Line in the past twelve month period has terminated, materially reduced or, to the knowledge of Seller, threatened to terminate or materially reduce its purchases from or provision of products or services to the Product Line.

   4.11  Brokers or Finders.   No person, firm or
   corporation has or will have, as a result of any act or omission of the Seller, any right, interest or valid claim against Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

   4.12 Accounts and Notes Receivable. The accounts receivable of Seller that are part of the Assets being transferred hereby (i) have and shall have arisen only from bona fide transactions in the ordinary course of business, and (ii) represent and will represent valid and binding obligations of the account debtors, not subject to defense or offset to which such receivables relate.

   4.13  Environmental Matters.     Schedule 4.13 to this
   Agreement contains a complete list of all permits, consents, licenses and authorizations related to the Product Line obtained by Seller under the Environmental Laws. The Seller is in compliance with all terms and conditions of the permits, consents, licenses, approvals, and authorizations listed on
   Schedule 4.13 to this Agreement.

   There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the Knowledge of Seller, threatened against Seller, the Assets, or the operations and properties currently or previously owned, leased, or used with respect to the Product Line relating in any way to the Environmental Laws.

   With respect to the Product Line, and any currently or previously owned, leased, or used properties or operations, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that interfere with or prevent compliance or continued compliance with the Environmental Laws or which may give rise to any liability (whether statutory or common law) or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, or investigation arising under any Environmental Law or otherwise based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the release into the workplace, the community, or the environment of any contaminant.

   No environmental lien has attached to any Asset.

   4.14   No Other Agreements to Sell the Assets or the
   Product Line.   Seller has no legal obligation, absolute
   or contingent, to any other person or firm to sell the Assets or the Product Line (other than sales of inventory in the ordinary course of business).

   4.15   Disclosure.   Seller has not withheld from
   Purchaser any material facts relating to the Assets, or the operations of the Product Line. No representation or warranty of Seller in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading.

   4.16 No Breaches; etc. Neither Seller nor CSI is in violation of, and the execution, delivery and performance of this Agreement by Seller or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement does not and will not result in any breach or acceleration of, any of the terms or conditions of their articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Seller or CSI is a party or by which the Assets are bound. The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the violation of any statute, regulation, judgment, writ, injunction or decree of any court, nor require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party.

   4.17  Representations and Warranties. The
   representations and warranties of Seller have been made with the Knowledge and expectation that Purchaser is relying on them, and such representations and warranties shall survive the Closing Date in accordance with Section 9.1.

   5.0   Representations and Warranties of Purchaser

   As a material inducement to Seller to enter into this Agreement and with the understanding that Seller will be relying thereon in consummating the transactions contemplated by this Agreement, Purchaser represents and warrants to Seller as follows:

   5.1 Organization and Standing.   Purchaser is a
   corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and capital assets to carry on its business as it is now being conducted.

   5.2 Corporate Authorization. Purchaser has the full corporate power and authority to enter into this Agreement and purchase the Assets and Product Line in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Purchaser pursuant to this Agreement have been duly and effectively authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Purchaser which are, or will be, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

   5.3   Fully Paid and Validly Issued Shares.
   Purchaser's shares, when issued and delivered to Seller, shall be deemed to be, and shall be, fully paid and validly issued shares of stock of Purchaser and Seller shall not be liable to any further call or assessment thereon, and any holder of said shares of stock shall not be liable for any further payment in respect thereto.

   5.4 Reliable Financial Information. The audited fiscal year financial statements and the unaudited quarterly and pro forma combined financial statements filed by the Purchaser with the SEC in Forms 8-K, 10-KSB, 10-QSB and the Preliminary Proxy
   Statement, were prepared in accordance with GAAP and fairly present Purchasers financial position and results of operations for the covered periods.

   5.5 Capitalization. The current capitalization of Purchaser, and the pro forma capitalization of Purchaser giving effect to the contemplated reverse stock-split, is set forth in Schedule 5.5 hereto. Such capitalization shall include the authorized and issued and outstanding shares of common and preferred stock of Purchaser, the terms of the preferred stock and the options, warrants, and convertible securities (and the like) of Purchaser, including the terms thereof.

   5.6   No Breaches; etc.   Purchaser is not in violation
   of, and the execution, delivery, and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Purchaser is a party.
   The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the material violation of any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Purchaser is, was or may be bound.

   5.7 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of Purchaser, any right, interest or valid claim against Seller for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

   5.8   Disclosure.   No representation or warranty of
   Purchaser in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading. The Forms 10-
   KSB, 10-QSB and 8-K, and the Preliminary Proxy
   Statement of Purchaser do not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein.

   5.9   Representations and Warranties. The
   representations and warranties of Purchaser have been made with the Knowledge and expectation that Seller is relying on them, and such representations and warranties shall survive the Closing Date in accordance with Section 9.1.

   6.0   Post-Closing Agreement.  Seller hereby
   covenants and agrees with Purchaser as follows:

   6.1   Non-Competition.   In consideration of the
   benefits to Seller hereunder and in order to induce
   Purchaser to enter into this Agreement, Seller hereby covenants and agrees that for a period of two (2) years after the Closing Date, Seller shall not, and Seller shall cause each corporation or other entity, controlling, controlled by or under common control with, Seller to not, directly or indirectly, anywhere in the world where the Product Line is currently produced, marketed, sold or used, as a proprietor, partner, stockholder, director, officer, employee, joint venturer, investor, lender, guarantor or in any other capacity own, engage in, conduct, manage, operate or control, or participate in, be associated with or be connected in any manner whatsoever in the ownership, management, operation or control of, any business which, directly or indirectly, is competitive with the Product Line, except that this non-competition obligation shall not apply as follows:

                  (i)     Ownership by Seller or any of
                          its affiliates, in the aggregate, of
                          less than five (5%) percent of
                          the outstanding shares of capital
                          stock of any corporation with
                          one (1) or more classes of its
                          capital stock listed on a national
                          securities exchange or publicly
                          traded in the over-the-counter
                          market shall not constitute a
                          violation of this Section  6.1;
                          and

                                 (ii)    The provisions of
                                         this Section 6.1
                                         shall not preclude
                                         Seller or any of
                                         its affiliates from
                                         acquiring control
                                         of an entity which
                                         has a portion of
                                         its business which
                                         competes with the
                                         Business (the
                                         Competing
                                         Business),
                                         provided the
                                         Competing
                                         Business does not
                                         represent more
                                         than five (5%)
                                         percent of the
                                         total business
                                         conducted by
                                         such entity.

   (a)                    Seller hereby covenants and
                          agrees that for a period of two
                          (2) years after the Closing Date,
                          Seller shall not, and Seller shall
                          cause each person, corporation
                          or other entity related to,
                          controlling or controlled by,
                          directly or indirectly, Seller to
                          not, without the prior written
                          consent of Purchaser, (A) solicit
                          or employ any employee of
                          Purchaser (i.e.: Victor Bravo) at
                          any time on or after the date
                          hereof to become an officer,
                          director, employee, agent,
                          consultant or otherwise affiliated
                          with Seller, or any entity in
                          which Seller owns an equity or
                          debt interest or has the power to
                          direct management or (B) solicit
                          at any time on or after the date
                          hereof any employee of
                          Purchaser (i.e.: Victor Bravo) to
                          terminate his or her relationship
                          with the Purchaser.

   (b) Seller will not at any time from and after the Closing Date divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the Product
                          Line (including, without
                          limitation, customer lists,
                          supplier lists and pricing
                          arrangements with customers or
                          suppliers) (collectively,
                          Confidential Information).  Any
                          portion of such information and
                          only such portion, which (i) at
                          or prior to the time of disclosure
                          was generally available to the
                          public through no breach of this
                          covenant, (ii) was available to
                          the public on a non-confidential
                          basis prior to its disclosure, or
                          (iii) is required to be disclosed
                          by law or by order of a court of
                          competent jurisdiction, shall not
                          be deemed Confidential
                          Information for purposes of this
                          Agreement, and the
                          undertakings in this covenant
                          with respect to Confidential
                          Information shall not apply
                          thereto.

   (c)                    Seller hereby covenants and
                          agrees that, for a period of two
                          (2) years after the Closing Date,
                          Seller shall not, and Seller shall
                          cause each person, corporation
                          or other entity related to,
                          controlling or controlled by,
                          directly or indirectly, Seller to
                          not solicit or attempt to solicit
                          any of the current customers,
                          clients or accounts with respect
                          to the Product Line and such
                          other customers, clients or
                          accounts to whom Seller,
                          directly or indirectly, sold goods
                          or services in the Product Line
                          during the 24 month period
                          immediately preceding the
                          Closing Date, with the intent or
                          purpose to perform for such
                          customer, client or account the
                          same or similar services sold by
                          Seller or to sell to such
                          customer, client or account the
                          same or similar goods or
                          services which was performed
                          by Seller for or sold to such
                          customer, client or account.

   (d)                    In the event a court of
                          competent jurisdiction deems
                          any provision in this Section 6.1
                          to be unreasonable,
                          unenforceable or invalid, then
                          such provision (s) shall be
                          interpreted as broadly as may be
                          considered reasonable by such
                          court and this Section 6.1 shall
                          be deemed amended to the
                          maximum scope of business,
                          duration or geographic scope as
                          such court determines to be
                          reasonable and , as so amended,
                          shall be enforced.

   The parties acknowledge and agree that the breach of the provisions of this Section 6.1 could not be adequately compensated with monetary damages and would irreparably injure Purchaser, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section, and the parties waive (a) any claim or defense that there is an adequate remedy at law for such breach, and (b) the necessity of posting a bond or similar security; provided, however, that nothing contained herein shall limit the remedies, legal, or equitable, otherwise available to Purchaser, and all remedies of the parties herein are in addition to any remedies available to the parties at law or otherwise.

   6.2 Access to Books and Records.

   (a)                    Seller shall afford to Purchaser
                          and Purchasers auditing staff,
                          accountants and other authorized
                          representatives, upon reasonable
                          notice, full access to the books
                          and records of the Product Line
                          not acquired by Purchaser
                          hereunder pertaining to the
                          Product Line operations prior to
                          the Closing Date for a period of
                          three (3) years following the
                          Closing Date in connection with
                          tax and accounting matters and
                          other reasonable business
                          purposes.  Purchaser shall
                          reimburse Seller for all out-of-
                          pocket costs incurred in
                          complying with this Section 6.2
                          other than with respect to the
                          storage of records.

   For a period of three (3) years after the Closing Date, Purchaser shall allow Seller, its affiliates and their auditing staffs, accountants and other authorized representatives, at Sellers expense, and during normal business hours upon reasonable notice to Purchaser, to inspect and copy any records of the Product Line with respect to periods prior to the Closing Date for the purposes of (a) preparing and /or defending tax returns for any period prior to the Closing Date, (b) obtaining information relating to claims arising from the conduct of the business of the Product Line prior to the Closing Date, or (c) for such other purposes as Seller may reasonably request. During such three (3) year period, Purchaser shall make the records available to Seller and shall not destroy or discard such financial records without giving Seller thirty (30) days prior written notice of its intentions and giving
   Seller the right, at its expense, to remove from Purchasers premises any such financial records.
   Seller shall reimburse Purchaser for all out-of-pocket costs incurred in complying with this Section 6.2, other than with respect to the storage of records.

   6.3   Collection of Receivables.  After the Closing
   Date, all cash, checks or other proceeds received by Seller or its banks that relate to the accounts receivable of Seller purchased by Purchaser shall be paid to Purchaser within five (5) days after receipt by Seller, which payments shall be accompanied by a statement identifying the payee, the amount of the payment and the related invoice number. Seller agrees to endorse and Purchaser shall have the right to endorse the name of Seller on any such checks or proceeds (whether received directly by Purchaser or received from Seller or its banks) and shall deposit such checks and other proceeds in bank accounts maintained in Purchasers name. From and after the Closing Date, Seller shall cooperate with, and provide reasonable assistance to, Purchaser in collecting such accounts.

   7.0  [Intentionally Omitted]

   7.1  [Intentionally Omitted]

   8.0   Closing

   8.1 Time and Place. The Closing shall take place at 9:00 o'clock a.m. on December 31, 1998 by facsimile transmission (and overnight mailing) of the signature pages to this Agreement and all ancillary agreements.
   As soon as practicable following the Closing, Seller shall cause to be delivered to Purchaser and its counsel an original set of the closing documents.

   8.2  Deliveries At the Closing:

           (a)  Seller shall execute and deliver to
           Purchaser such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser, as are effective to transfer the Assets.

           (b)  Purchaser shall execute and deliver to
           Seller such documents of assumption, in form and substance reasonably satisfactory to Seller, as are effective to assume the Assumed
           Liabilities.

           (c)  Purchaser shall issue to Seller, in
           accordance with Section 3.0 of this Agreement, shares of fully paid, non assessable Common
           Stock of Purchaser.

           (d) The parties shall each deliver to the other such other documentation, such as Board of Director and Shareholder resolutions, as the other party shall reasonably request.

   9.0  Survival of Representations and Warranties;
   Identification

   9.1 Survival of Representations, Warranties, etc. All representations and warranties of the parties made in this Agreement or as provided in this Agreement shall survive the Closing Date for a period of two (2) years thereafter notwithstanding any investigation at any time made by or on behalf of the other party (Survival
   Period). All representations and warranties related to any specific claim asserted in writing prior to the expiration of the Survival Period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

   9.2  Indemnification.

           (a)  Seller will fully indemnify and hold
           harmless Purchaser, its officers, directors, employees and affiliates against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of investigation and counsel)
           (collectively, Losses) resulting from:

           (i)  any misrepresentation or breach of any
           representation, warranty, covenant or
           agreement by Seller made in this Agreement;

           (ii)  any claims, proceedings, actions or
           investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Seller, the Assets or the Product Line and occurring or in existence prior to the Closing Date, except to the extent they constitute an Assumed Liability;

           (iii) the failure of Seller to timely pay any taxes relating to or resulting from the operation of the Product Line for any and all periods through and including the Closing Date (except where an Assumed Liability); or

           (iv)  the noncompliance with any Bulk Sales
           Law.

           (b)  Purchaser will fully indemnify and hold
           harmless the Seller, its officers, directors, shareholders, employees and affiliates against and in respect of any and all Losses resulting from:

           (i)  any misrepresentation or breach of any
           representation, warranty, covenant or
           agreement by Purchaser made in this
           Agreement (including, without limitation, the certificates delivered under this Agreement) or as provided in this Agreement;

           (ii) the failure by Purchaser to pay, perform or discharge when due any Assumed Liability;
           or

           (iii)  any claims, proceedings, actions or
           investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Purchaser, the Assets or the Product Line and occurring after the Closing Date.

           (c) Any indemnification claim of a party must be asserted prior to the expiration of the Survival Period. Following the expiration of the Survival Period, a party may not assert any claims for indemnification under this Section
           9.2.

           (d) Each parties responsibility shall not apply to the first $1,000 of Losses, and is subject to a maximum responsibility of $500,000.

   9.3 Procedure for Indemnification. Any person entitled to indemnification under this Agreement shall
   (i) give prompt notice to the indemnifying party of any third party claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification under this Agreement shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person.

   10.0  Miscellaneous.

   10.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to, or shall confer on, any person other than any of the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

   10.2 Governing Law. This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with the laws of the State of Minnesota without giving effect to choice of law principles.

   10.3  Notices.   All notices, consents, requests,
   demands, instructions or other communications provided for in this Agreement shall be in writing and shall be deemed validly given, made and served when delivered personally, or sent by certified or registered mail, postage prepaid, overnight courier or by telephone facsimile, pending the designation of another address, addressed as follows:

                  If to Seller:

                          Cardiac Science Inc.
                          1176 Main Street Bldg. AC
                          Irvine, Ca 92614
                          Attn:  Mr. Raymond Cohen
                          Fax No. (949) 951-7315

                  With a copy to:

                          Breslow & Walker
                          767 Third Avenue
                          New York, New York 10017
                          Attn:  Mr. Howard Breslow
                          Fax No. (212) 888-4955


                  If to Purchaser:

                          Biosensor Corporation
                          6 Woodcross Drive
                          Columbia, SC 29212
                          Attn:  Ronald G. Moyer
                          Fax No. (803) 407-1967


                  With a copy to:

                          Blanco, Tackabery, Combs &
Matamoros
                          P.O. Drawer 25000
                          Winston-Salem, NC 27114-5000
                          Attn:  Brian L. Herndon
                          Fax No. (910) 761-1530

   10.4  Entire Agreement and Counterparts.   This
   Agreement and the attached Exhibits and Schedules evidence the entire agreement among the Seller and Purchaser relating to the purchase and sale of the Assets and the Product Line and supersede in all respects any and all prior oral or written agreements or understandings. This Agreement shall be amended or modified only by written instrument signed by Seller and Purchaser. This Agreement may be executed in counterparts.

   10.5 Headings. Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

   10.6 Expenses. Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

   10.7  Bulk Sales Laws.   Purchaser and Seller waive
   compliance with the provisions of any bulk sales laws, including Article 6 of the Uniform Commercial Code as it may be in effect in any applicable jurisdiction
   (Bulk Sales Laws).

   10.8 Taxes. Any sales, use or excise taxes payable in connection with these transactions shall be shared equally by Seller and Purchaser. Each party agrees to execute all of the documents and to take such other action or corporate proceedings as may be necessary or desirable to structure the transaction which is the subject of this Agreement as an exempt occasional sale under applicable tax law, to obtain the relevant tax exemption certificates and to provide copies of such certificates to the other parties hereto.

   10.9 Severability. Each and every provision of this Agreement shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this Agreement that is determined to be invalid, illegal or enforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction which cannot be adjusted and reformed shall for the purposes of that jurisdiction, be voided. Any adjustment, reformation or voidance of any provision of this Agreement shall only be effective in the jurisdiction requiring such adjustment or voidance, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or adjusting, reforming, voiding or rendering that provision or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

   10.10  Interpretive Provision.  Whenever used in this
   Agreement to the Knowledge of or similar language shall mean the actual knowledge, after reasonable inquiry, of any person who, on the date hereof is an officer of Seller.


                  IN WITNESS WHEREOF, each of the
parties hereto have executed this Agreement as of the date set forth in the first paragraph.


   INNOVATIVE PHYSICIAN SERVICES, INC.
   d/b/a Diagnostic Monitoring


   By:   /s/ Raymond W. Cohen
        Name:  Raymond W. Cohen
        Title:    President


     Date:    12/31/98


BIOSENSOR CORPORATION

By:    /s/ Ronald G. Moyer
Name:  Ronald G. Moyer
Title:    President
 Date:    12/31/98